UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 26, 2023

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2023, at the recommendation of the Nominating and Governance Committee, the Board of Directors (the “Board”) of Natural Gas Services Group, Inc. (the “Company”) took the following actions, each of which was effective October 27, 2023: (i) increased the size of the Board from five to six, (ii) elected Georganne Hodges to the Board to fill the new seat and (iii) appointed Ms. Hodges to serve on the Board’s Audit Committee.

The Board has determined that Ms. Hodges qualifies as an independent director pursuant to the rules of the New York Stock Exchange (the “NYSE”). The Board has also determined that Ms. Hodges meets the enhanced independence requirements for audit committee members and qualifies as a financial expert under the rules of the NYSE.

Ms. Hodges will receive the same fees for her service as the Company’s other independent directors and members of the Audit Committee (other than the Chair of the committee), which fees were disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 1, 2023. Annual cash compensation will be prorated from the date of Ms. Hodges’ appointment to the Board. With respect to the long-term equity portion of her compensation, Ms. Hodges was awarded 4,623 restricted stock units, also representing a prorated number of units from the date of her appointment based upon an annual award value of $100,000 for a service period ending on June 15, 2024. Each unit represents the right to receive one share of Company common stock upon vesting one year from the date of grant. The closing price of a share of the Company’s common stock was $13.81 on October 26, 2023.

Ms. Hodges has more than 30 years of wholesale and retail energy experience, including national public accounting firm experience and extensive experience across the energy industry value chain. She was most recently Executive Vice President of Supply, Trading & Logistics at Motiva Enterprises, LLC, until January 2023. Prior to joining Motiva, she held the position of CFO with Spark Energy, where she successfully completed the company’s initial public offering as well as several acquisitions. She also held the position of CFO with Direct Energy, as well as other senior financial roles since beginning her career with Arthur Andersen in 1987. Since March 2023, she has served as a member of the board of directors and Audit Committee of PBF Energy (NYSE:PBF). Since 2022, she has served as a member of the board of directors of BWC Terminals LLC, where she serves on the Audit Committee and the Nominating and Corporate Governance Committee. Beginning in May 2021, she served as a member of the board of directors of TransAlta Renewables Inc. (formerly (TSX: RNW)) where she was the Chair of the Audit Committee until her resignation from the Board in early October 2023 in connection with an acquisition of that company. Ms. Hodges holds a BBA in Accounting and Finance from the Hankamer School of Business at Baylor University.

Item 7.01 Regulation FD Disclosure

On October 30, 2023, the Company issued a press release announcing the appointment of Ms. Hodges to the Board. A copy of this press release is filed herewith as Exhibit 99.1 and is hereby incorporated by reference.

The press release filed herewith as Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.
99.1	Press Release Addition of a New Director to its Board of Directors October 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	October 30, 2023	By:	/s/ Stephen C. Taylor
Stephen C. Taylor
Interim Chief Executive Officer